Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Twist Bioscience Corporation of our report dated November 22, 2021 relating to the financial statements, which appears in Twist Bioscience Corporation's Annual Report on Form 10-K/A for the year ended September 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 5, 2023